  As filed with the Securities and Exchange Commission on December 15, 2000.

                                                     Registration No. 333-51078

________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                              Amendment No. 1 to

    FORM S-3 - REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ________________

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
                                ________________

               Virginia                                54-1641133
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                               601 Biotech Drive
                            Richmond Virginia 23235
                           (804) 648-3820 (telephone)
                           (804) 648-2641 (facsimile)

       (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant's principal executive offices)


 Richard J. Freer, Ph.D., Chairman                      Copy to:
         601 Biotech Drive                       Bradley A. Haneberg
      Richmond Virginia 23235           LeClair Ryan, A Professional Corporation
    (804) 648-3820 (telephone)              707 East Main Street, 11th Floor
    (804) 648-2641 (facsimile)                Richmond, Virginia  23219
                                             (804) 783-2003 (telephone)
                                             (804) 783-2294 (facsimile)



    (Name, address, including zip code, and telephone and facsimile numbers, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering. [   ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434,
please check the following box. [   ]


                       __________________________________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until either (1) the registrant files an amendment specifically stating that this Registration Statement shall become effective under Section 8(a) of the Securities Act of 1933, as amended; or (2) until the date that the Securities and Exchange Commission declares this Registration Statement to be effective.

RESALE PROSPECTUS



                       COMMONWEALTH BIOTECHNOLOGIES, INC.

                         868,552 SHARES OF COMMON STOCK


          o The shares of common stock offered by this prospectus are being sold by the selling stockholders.

          o We will not receive any proceeds from the sale of these shares. We will receive proceeds from the exercise of warrants, and those proceeds will be used for our general corporate purposes.

          o Our common stock is traded on the Nasdaq SmallCap Market under the symbol "CBTE." On December 13, 2000, the last reported sale price for our common stock as reported by the Nasdaq SmallCap Market was $4.75 per share.



THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.


                    _______________________________________


THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                    _______________________________________


               The date of this prospectus is December 19, 2000

                               TABLE OF CONTENTS



Section                                  Page
-------                                  ----

Risk Factors                                3

Forward-Looking Statements                  7

Use of Proceeds                             7

Selling Stockholders                        7

Plan of Distribution                        9

Information Incorporated by Reference      10

Where You Can Find More Information        11

Experts                                    12

Legal Matters                              12

     Prospective investors may rely only on information contained in this prospectus. The selling stockholders and the company have not authorized any person to provide prospective investors with any information other than the material contained in this prospectus. This prospectus is not an offering in any jurisdiction where such offering is not permitted. The information contained in this prospectus is correct only as of the date of the prospectus, regardless of the time of the delivery of this prospectus or any sale of the shares.

                    _______________________________________

                                  RISK FACTORS

                    _______________________________________

     An investment in shares of our common stock involves certain risks. You should carefully consider all of the information set forth in this prospectus. In particular, you should evaluate the following risk factors before making an investment in the shares of our common stock. If any of the following circumstances actually occur, our business, financial condition and results of operations could be materially and adversely affected. If that occurs, the trading price of our common stock could decline, and you could lose all or part of your investment.

     We expect that our quarterly results of operations will continue to fluctuate, and this fluctuation could cause our stock price to decline, causing investor losses.

     We make money by providing analytical services to the pharmaceutical, biotechnology and related industries. Our revenues continue to change because of changes in the status of contracts with several large customers. In addition, many of our other customer projects are individual orders for specific projects. Getting additional work is highly dependent upon the customer being happy with our services and upon things beyond our control, such as the timing of product development and commercialization programs of our customers. We cannot predict for more than a few months in advance the number and size of future projects, so the timing of significant projects could have a major influence on financial results in any given period. The combined impact of several large contracts and the unpredictable project fluctuations from other customers can result in very large changes in financial performance from quarter to quarter or year to year. In addition, the biotechnology industry is currently going through a consolidation phase of development. As a result, many large competitors may opt to conduct biotechnology research in-house. If this happens, our future customers will likely be smaller companies without their own research capabilities.

The loss of key personnel or the inability to attract and retain additional personnel could impair our ability to develop our operations.

We are highly dependent on our senior management and scientific staff, and the loss of their services would adversely affect our business. In addition, we must hire and keep a number of additional highly qualified and experienced management and scientific personnel, consultants and advisors. It is important that we will be able to hire and keep qualified personnel. There is a lot of competition for qualified individuals, and we face competition from many other pharmaceutical and biotechnology companies, universities and other research institutions. We may not be able to attract and keep such individuals on acceptable terms or at all, and not being able to do so would have a negative affect on us.

We employ only a limited number of marketing and sales personnel.

We employ one full-time marketing professional and no sales personnel. We will have to hire our own sales force or use an outside sales force. There is no guarantee that we would be able to do so or that it would be cost effective. By using outside sales persons, we could lose control over important factors, including market identification, marketing methods, pricing, and promotional activities. We would lose control over the make-up of the sales force and the amount of time they spend selling. We may be unable to stop this outside sales force from pursuing other services which compete with our business.

Our industry is extremely competitive.

There is intense competition in our industry. Many of our competitors and potential competitors have substantially larger laboratory facilities, marketing capabilities and staff than we do. In order to be able to compete, we will need to provide to our customers new analytical technologies as they become available in our rapidly changing, technology driven business. A large amount of money may be required to obtain these technologies.

Our success is dependent upon retaining customers in a highly competitive market.

Our future success will depend, in part, upon our ability to keep key customers. In 1999, approximately 28% of our revenues were attributable to two private industry customers. The loss of this customers would harm our business.

We use hazardous chemicals and radioactive and biological materials in our business. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly.

Our business operations involve the controlled use of hazardous materials, chemicals, recombinant biological molecules, biohazards (infectious agents) and various radioactive compounds. Although we believe that our safety procedures for using and disposing of such materials meets the standards set by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. If such an accident occurs, we could be held responsible for any damages that result and any such liability could exceed our financial resources. We do not currently have insurance against any such liability.

Some of our existing stockholders can exert control over us, and may not make decisions that are in the best interests of all stockholders.

          Based on filings made with the Securities and Exchange Commission, as of the date of this prospectus, our principal stockholders (stockholders holding more than 5% of our common stock) will together control approximately 59.4% of our outstanding common stock. As a result, these stockholders, acting together, could have a significant influence over anything that requires stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of our company, even when a change may be in the best interests of our stockholders.
In addition, the interests of these stockholders may not always be the same as the interests of other stockholders. These stockholders could cause us to enter into transactions or agreements that you would not approve.

If we are unable to adequately protect our proprietary technologies, third parties may be able to use these technologies, which could adversely affect our ability to compete in the market.

     We are conducting research into several new potential technologies that may result in new pharmaceutical products. We would likely control the intellectual property rights of these products. These technologies are in early stages of development. They are highly speculative due to the substantial risks and considerable uncertainties associated with their development, which include but are not limited to the following:

     o The development of our technologies may not yield products which work or are better than other products. As a result, these products my have little commercial value. Other companies that have substantially greater research, development and marketing resources may develop competing products that would prevent our products from selling in the marketplace.

     o We must secure and defend patent and other intellectual property rights to the technologies, and avoid infringing the intellectual property rights of third parties. The patent positions of biotechnology companies are uncertain and involve difficult legal and factual questions. We cannot guarantee that we will develop intellectual property rights that are protectable or that the protection afforded will be enough to protect the commercial value of our technologies. In addition, our patent rights may be challenged, invalidated, infringed or circumvented.

     o Commercialization of any products resulting from our research generally will require government approvals and be subject to extensive government regulation. In the case of human pharmaceutical products, the approval of the United States Food and Drug Administration requires extensive pre-clinical and clinical trials involving considerable costs and uncertainties. If we do not receive government approvals, we would be unable to commercialize products based on our research and development programs.

     o Because we do not have and likely will not have the resources we need to develop products beyond the initial research stage, we will have to license marketable technologies resulting from our research to third parties for development into commercial products. As a result, we will surrender control over the development and marketing processes and will have to rely on the efforts and resources of third parties.

Our stock price may be extremely volatile, and you may not be able to resell your shares at or above your purchase price.

  The market price of our common stock has been, and is likely to remain, highly unstable. Our operating results may also be below the expectations of market analysts and investors. This would likely negatively affect the current market price of our common stock. Further, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of equity securities of many biotechnology companies. These price changes often have been unrelated or disproportionate to the operating performance of such companies. Market fluctuations, as well as general economic, political and market conditions such as recessions or international currency fluctuations, may adversely affect the market price of our common stock.


                           FORWARD-LOOKING STATEMENTS

                    _______________________________________

  In this prospectus, we make statements about our future financial condition, results of operations and business. These are based on estimates and assumptions made from information currently available to us. Although we believe these estimates and assumptions are reasonable, they are uncertain. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe" or other similar words. Similarly, statement that describe our future expectations, objectives and goals or contain projections of our future results of operations or financial condition are also forward-looking statements. Our future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements, including those listed under the heading "Risk Factors" and other cautionary statements in this prospectus.


                                USE OF PROCEEDS

                    _______________________________________

  The selling stockholders are selling all of the shares covered by this prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of the shares. We will receive proceeds from the exercise of the warrants. If all the warrants were exercised with cash, we would receive $3,625,164.80 We will use the net proceeds for general corporate purposes. We will bear all expenses relating to this registration except for brokerage or underwriting commissions and expenses, if any, which the selling stockholders will pay.

                              SELLING STOCKHOLDERS

                    _______________________________________

  This prospectus covers the resale by the selling stockholders of:

     o 348,000 shares of common stock issued according to the terms of a private placement of securities in September 2000;

     o 348,000 shares of common stock issuable upon the exercise of warrants issued in a private placement of securities in September 2000;

     o 71,052 shares of common stock issuable upon the exercise of warrants issued to some of our executive officers in a private placement of securities in June 1997; and

     o 101,500 shares of common stock issuable upon the exercise of warrants issued to Anderson & Strudwick, Incorporated and two of its affiliates as underwriting compensation for our initial public offering in October 1997.

September 2000 Private Placement
--------------------------------

   In connection with our sale of 348,000 common stock and warrants to purchase up to 348,000 shares of common stock in September 2000, we agreed to file a registration statement covering the resale of the common stock issued and the common stock issuable upon the exercise of the warrants. We structured the private placement as a transaction exempt from federal and state securities registration requirements. Warrants to purchase up to 174,000 shares of common stock have a term of eighteen months and an exercise price of $6.50 per share. Warrants to purchase the remaining 174,000 shares of common stock have a five-year term and an exercise price of $6.50 per share. The warrants have adjustment provisions for standard dilution events including stock splits, stock dividends and similar transactions.

Warrants Purchased by Founders
------------------------------

   In connection with a private placement of securities in June 1997, we sold warrants to purchase an aggregate of 71,052 shares of common stock to three of our executive officers. The executive officers paid $0.001 per warrant. The warrants have an exercise price of $9.90 per share and expire on June 25, 2007. The warrants have adjustment provisions for standard dilution events including stock splits, stock dividends and similar transactions.

Investment Banking Services
---------------------------

   This prospectus also covers the resale of warrants issued to Anderson & Strudwick, Incorporated and two of its affiliates for investment banking services. The purchasers of these warrants paid $0.001 per warrant. Warrants to purchase up to 50,750 shares of common stock, as amended, are exercisable at $6.50 per share and expire on March 25, 2002. Warrants to purchase up to 50,750 shares of common stock, as amended, are exercisable at $6.50 per share and expire on September 25, 2005. The warrants have adjustment provisions for standard dilution events including stock splits, stock dividends and similar transactions.

   We are registering the shares of common stock offered in this prospectus with the SEC to permit public secondary trading. As a result, the selling stockholders may offer all or a part of the shares or warrants for resale to the public from time to time.

   The table below lists information regarding the selling stockholders' ownership of shares of our common stock and warrants to purchase shares of common stock. Information concerning the selling stockholders may change from time to time. To the extent that the selling stockholder or any of their representatives advise us of such changes and if required, we will report those changes in a supplement or amendment to this prospectus. The selling stockholders' relationship with us or any parties related to us within the past three years is indicated.

   The Amount Offered column assumes no sales are effected by the selling stockholders during the offering period other than under the registration statement.


                                           Amount                                                    Amount            Percent of
                                        Beneficially          Percentage                       Beneficially Owned     Beneficially
                                       Owned Prior to     Beneficially Owned      Amount            Following       Owned Following
           Name                         Offering (1)      Prior to Offering       Offered            Offering          Offering
           ----                         ------------      -----------------       -------            --------          --------
Juniper Trading Services, Inc.          1,067,500 (2)            44.0             696,000           371,500               17.9
Richard J. Freer, Ph.D. (3)               120,743 (4)             5.6              28,947            91,796                4.3
Robert B. Harris, Ph.D. (3)               104,524 (5)             4.9              28,947            75,577                3.5
Thomas R. Reynolds (3)                     51,603 (6)             2.4              13,158            38,445                1.8
Anderson & Strudwick,
 Incorporated (7)                          25,375 (8)             1.2              25,375                 0                  0

L. McCarthy Downs, III (9)                 25,375 (10)            1.2              25,375                 0                  0
Charles A. Mills, III (11)                565,119 (12)           27.2              50,750           514,369               24.8

___________________________

(1) Includes shares of common stock subject to options and warrants that may be exercised within 60 days of December 13, 2000. Such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned of the individual holding such shares, but are not deemed outstanding for the purpose of computing the percentage of any other person shown in the table.
(2)  Includes 348,000 shares of common stock underlying warrants.
(3)  These individuals are executive officers and directors of the company.
(4) Includes 66,664 shares underlying options and 28,947 shares underlying warrants.
(5) Includes 46,401 shares underlying options and 28,947 shares underlying warrants.
(6) Includes 26,318 shares underlying options and 13,158 shares underlying warrants.
(7) Anderson & Strudwick, Incorporated served as the underwriter for our initial public offering in October 1997.
(8)  Represents 25,375 shares underlying warrants.
(9) Mr. Downs is a director of the company and an executive officer of Anderson & Strudwick, Incorporated.
(10) Represents 25,375 shares underlying warrants.
(11) Mr. Mills is a former director of the company and a broker with Anderson & Strudwick, Incorporated.
(12) Represents 50,750 shares underlying warrants and 514,369 shares held by Mills Value Adviser, Inc., a registered investment adviser for which Mr. Mills serves as Chairman.

                              PLAN OF DISTRIBUTION

                    _______________________________________

     The selling stockholders may offer their shares of common stock at various times in one or more of the following transactions:

        o On any U.S. securities exchange on which our common stock may be listed at the time of such sale;

        o In the over-the-counter market;

        o In transactions other than on such exchanges or in the over-the-counter market;

        o In connection with short sales; or

        o In a combination of any of the above transactions.

     The selling stockholders may offer their shares of common stock at prevailing market price, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

     The selling stockholders may use broker-dealers to sell their shares of common stock. If this occurs, broker-dealers will either receive discounts or commissions from the selling stockholder, or they will receive commissions from the purchasers of the shares of common stock for whom they acted as agents. Such brokers may act as dealers by purchasing any and all of the shares covered by this prospectus either as agents for others or as principals for their own accounts and reselling such securities under the prospectus.

     The selling stockholders and any broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the shares may be considered underwriters under the Securities Act of 1933, as amended. As such, any commissions or profits they receive on the resale of the shares may be considered underwriting discounts and commissions under the Securities Act of 1933.

    As of the date of this prospectus, we are not aware of any agreement, arrangement or understanding between any broker or dealer and the selling stockholders with respect to the offer to sell the shares under this prospectus. If we become aware of any agreement, arrangement or understanding, to the extent required under the Securities Act, we will file a supplemental prospectus to disclose:

        o The name of any such broker-dealers;

        o The number of shares involved;

        o The price at which such shares are to be sold;

        o The commissions paid or discounts or concessions allowed to such broker- dealers, where applicable;

        o That such broker-dealers did no conduct any investigation to verify the information set out in this prospectus, as supplemented; and

        o Other facts material to the transaction.



                     INFORMATION INCORPORATED BY REFERENCE

                    _______________________________________


     The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Selling Stockholders have sold all the shares.

     The following documents filed with the SEC are incorporated by reference in this prospectus:

1. Our annual report on Form 10-KSB for the fiscal year ended December 31, 1999;

2. Our quarterly report on Form 10QSB for the fiscal quarter ended March 31, 2000;

3. Our quarterly report on Form 10-QSB for the fiscal quarter ended June 30, 2000;

4. Our quarterly report on Form 10-QSB for the fiscal quarter ended September 30, 2000;

5.  Our current report on Form 8-K dated September 28, 2000;

6.  Our current report on Form 8-K dated March 24, 2000;

7.  Our definitive proxy statement dated March 30, 2000;

8.  Our definitive proxy statement dated October 3, 2000; and

9. The description of our common stock set forth in our registration statement on Form 8-A as filed with the SEC on October 7, 1997.

     You may request free copies of these filings by writing or telephoning us at the following address: 601 Biotech Drive, Richmond, Virginia 23235,
Attention: Thomas R. Reynolds, Secretary. The information relating to the company contained in this prospectus is not comprehensive, and you should read it together with the information contained in the incorporated documents.


                      WHERE YOU CAN FIND MORE INFORMATION

                    _______________________________________


     This prospectus is part of a registration statement that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules.

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy the registration statement and any other document that we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

     Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance you should refer to the copy of the contract or other document filed as an exhibit to the registration statement.

                                    EXPERTS

                    _______________________________________

The financial statements as of and for the years ended December 31, 1999 and 1998, incorporated by reference in this prospectus were audited by McGladrey & Pullen, LLP. These financial statements are incorporated by reference in this prospectus and included in the registration statement in reliance upon the authority of the above firm in accounting and auditing.


                                 LEGAL MATTERS

                    _______________________________________

     The validity of the issuance of the Shares offered by this prospectus has been passed upon for the Company by LeClair Ryan, A Professional Corporation of Richmond, Virginia.

No person is authorized to give any information or to make any representation regarding this offering other than those contained in this prospectus. Any further information or representation has not been authorized by Commonwealth Biotechnologies, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares:

        o in any jurisdiction in which such offer to sell or solicitation is not unauthorized;

        o in any jurisdiction in which the person making such offer or solicitation is not qualified to do so; or

        o to any person to whom it is unlawful to make such offer or solicitation.

     The delivery of this prospectus and any sale under this prospectus shall not create any implication that the affairs of the company are unchanged, or that the information contained in this prospectus is correct, at any time after the date of this prospectus.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Distribution.

     The following table sets forth the expenses incurred in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated except the SEC registration fee and the Nasdaq listing fee.

   SEC registration fee                       $ 1,140

   Nasdaq National Market listing fee          13,920
   Legal fees and expenses                     25,000
   Accounting fees and expenses                 9,485
   Miscellaneous                                  455
   Total                                      $50,000


Item 15.  Indemnification of Officers and Directors.

Article VI of the company's Articles of Incorporation provides as follows:

     "The Corporation shall indemnify(a) any person who was, is or may become a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or (b) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of criminal law. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve securities by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract."

Item 16.  Exhibits.

   Exhibit
   Number                        Description of Exhibit
   ------                        ----------------------

    3.1    Amended and Restated Articles of Incorporation (1)
    3.2    Amended and Restated Bylaws (1)
    4.1    Form of Common Stock Certificate (1)
    4.2 Form of Warrant issued in connection with September 2000 Private Placement (eighteen month term) (2)
    4.3 Form of Warrant issued in connection with September 2000 Private Placement (five year term) (2)
    4.4 Form of Warrant issued to executive officers in June 1997 Private Placement (3)
    5.1    Opinion of LeClair Ryan, A Professional Corporation (4)
   23.1    Consent of LeClair Ryan, A professional Corporation (contained in
           Exhibit 5.1)
   23.2    Consent of McGladrey & Pullen, LLP (2)
   24.1    Power of Attorney (see Page II-4)
-----------------------
(1) Incorporated by reference to the Company's Registration Statement on Form SB-2, Registration No. 333-31731.

(2)  Previously filed.
(3) Incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form SB-2, Registration No. 333-31731.

(4)  Filed herewith.


Item 17.  Undertakings.

     (a)   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post- effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under "Plan of Distribution" and Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, COMMONWEALTH BIOTECHNOLOGIES, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, Virginia, on December 15, 2000.

            COMMONWEALTH BIOTECHNOLOGIES, INC.


            By: /s/ Richard J. Freer, Ph.D.
            _________________________________
            Richard J. Freer, Ph.D., Chairman

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on December 15, 2000.



    Signature                                   Title(s)


/s/ Richard J. Freer, Ph.D.
---------------------------       Chairman and Director (Principal Executive
    Richard J. Freer, Ph.D.          Officer)



           *
---------------------------       President and Director
    Robert B. Harris, Ph.D.


          *                       Senior Vice President, Secretary and Director
-----------------------
    Thomas R. Reynolds


          *
--------------------              Controller (Principal Financial and Accounting
    James H. Brennan                 Accounting Officer)


-------------------               Director
    George F. Allen


-------------------------         Director
    Dr. Raymond H. Cypess


          *                       Director
---------------------
    L. McCarthy Downs


*/s/ Richard J. Freer
---------------------------
    Richard J. Freer, Ph.D.
    Attorney-in-Fact

                                 Exhibit Index
                                 -------------


   Exhibit
   Number                        Description of Exhibit
   ------                        ----------------------


    3.1    Amended and Restated Articles of Incorporation (1)
    3.2    Amended and Restated Bylaws (1)
    4.1    Form of Common Stock Certificate (1)
    4.2 Form of Warrant issued in connection with September 2000 Private Placement (eighteen month term) (2)
    4.3 Form of Warrant issued in connection with September 2000 Private Placement (five year term) (2)
    4.4 Form of Warrant issued to executive officers in June 1997 Private Placement (3)
    5.1    Opinion of LeClair Ryan, A Professional Corporation (4)
   23.1    Consent of LeClair Ryan, A professional Corporation (included in
           Exhibit 5.1)
   23.2    Consent of McGladrey & Pullen, LLP (2)
   24.1    Power of Attorney (see Page II-4)
-----------------------
(1) Incorporated by reference to the Company's Registration Statement on Form SB-2, Registration No. 333-31731.

(2)  Previously filed.
(3) Incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form SB-2, Registration No. 333-3171.

(4)  Filed herewith.